Exhibit (10.1)

Eastman Kodak Company

Administrative Guide for Supplemental Awards for the 2018 Performance Period

under the

Executive Compensation for Excellence and Leadership (EXCEL) Plan

ARTICLE 1.INTRODUCTION

1.1Background

Under Article 4 of the Executive Compensation for Excellence and Leadership Plan (the “Plan”), the Executive Compensation Committee (the “Committee”) has exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

1.2Purpose

This Administrative Guide governs the Committee’s grant of Supplemental Awards for the 2018 Performance Period under the Plan.  This Administrative Guide may also be referred to by the Company as the “Supplemental Plan” or the “Supplemental Plan Administrative Guide.”  Unless otherwise noted in this Administrative Guide or determined by the Committee, the terms of the Plan shall apply to all Supplemental Awards for the 2018 Performance Period granted under the Plan.

For the avoidance of doubt, the Supplemental Awards are in addition to any other Awards for the 2018 Performance Period granted by the Company under the Plan or any other variable pay plan of the Company.

ARTICLE 2.DEFINITIONS

Any defined term used in this Administrative Guide, other than those specifically defined in this Administrative Guide, will have the same meaning as that given to it under the terms of the Plan.

2.1Form 10-K Filing Date

The term “Form 10-K Filing Date” means the date that the Company files with the Securities and Exchange Commission its Form 10-K for the period ending December 31, 2018.

2.2Performance Gates

The term “Performance Gate” means a performance condition which must be achieved for performance against the Performance Goal(s) to be considered.  Failure to achieve a Performance Gate prevents the funding of the Supplemental Award Pool and the payment of any Supplemental Award regardless of performance against the Performance Goal(s).  The Performance Gate(s) for the Supplemental Awards for the 2018 Performance Period are listed in Appendix A.

2.3 Performance Goal(s)

The term “Performance Goal(s)” means the Company and individual Performance Goal(s) upon which the payment of the Supplemental Awards is determined.  The Performance Goal(s) for the Supplemental Awards for the 2018 Performance Period are listed in Appendix A.

2.4Performance Period

The term “Performance Period” or “2018 Performance Period” means the Performance Period that coincides with Kodak’s 2018 fiscal year.

ARTICLE 3.ELIGIBILITY

Those employees who were deemed to hold critical roles in driving progress against the strategic goals for the Company (the “Participants”) were selected by the Committee and were granted Supplemental Awards for the 2018 Performance Period under the Plan pursuant to this Administrative Guide.

A Participant’s Supplemental Award will be calculated using the Participant’s base salary and target variable percentage as of December 31 of the Performance Period (the “Target Award”).

Receipt of a Supplemental Award for the 2018 Performance Period by a Participant will not in any manner entitle the Participant to receive payment of such Supplemental Award.  The determination as to whether a Participant becomes entitled to payment of his or her Supplemental Award for the 2018 Performance Period will be decided solely in accordance with the terms of this Administrative Guide and the Plan.

Subject to applicable local laws, regulations and processes, to be eligible for and to receive payment of a Supplemental Award, a Participant must have signed an Employee Agreement in a form acceptable to the Chief Human Resources Officer, Eastman Kodak Company.  Any Participant who fails to sign such an Employee Agreement on or prior to the Award Payment Date(s) will not receive payment of his or her Supplemental Award.

ARTICLE 4.AWARD DESCRIPTION

4.1Terms of Awards

All Supplemental Awards for the 2018 Performance Period under the Plan granted by the Committee pursuant to this Administrative Guide will be subject to the terms, conditions, restrictions and limitations contained in this Administrative Guide as well as those contained in the Plan.

4.2Form of Awards

Any Supplemental Award for the 2018 Performance Period will be paid on the Award Payment Date(s) determined by the Company, in cash, Common Stock or other property, or any combination thereof, as determined by the Committee.  To the extent a Supplemental Award is paid in Common Stock, such Common Stock will be issued under the Eastman Kodak Company 2013 Omnibus Incentive Compensation Plan (or any applicable successor plan thereto).

ARTICLE 5.AWARD DETERMINATION

5.1Calculation of Award Amount

Provided that the Performance Gate(s) have been achieved, the amount of a Participant’s Supplemental Award for the 2018 Performance Period payable will be based on the Participant’s Applicable Performance Percentage derived from the Performance Goal(s) applicable to the Company and the Participant, multiplied by the Participant’s Target Award.

5.2Certification

Following the completion of the Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goal(s) and Performance Gate(s) for the Performance Period have been achieved.  The Committee will review and certify any individual performance goals of the CEO, and the CEO may review and certify any individual performance goals of a Participant other than the CEO.  If the Committee certifies that the Performance Gate(s) have been achieved, it shall also calculate and certify in writing each Participant’s Applicable Performance Percentage.  The Committee may, through the use of discretion, increase or reduce a Participant’s Applicable Performance Percentage or the amount of a Participant’s Supplemental Award that would otherwise be payable by application of the Participant’s Applicable Performance Percentage, if, in its sole judgment, such increase or reduction is appropriate.

5.3Calculation and Allocation of Award Pool

Solely for purposes of the Plan, the Supplemental Award Pool shall be the aggregate of the amount of each Participant’s Supplemental Award determined under Section 5.2, which shall be allocated among the Participant’s in accordance with the amount of their respective Supplemental Awards determined under Section 5.2.  For each Participant who is a Covered Employee, the sum of the Participant’s Supplemental Award and the Participant’s other Awards under the Plan for the 2018 Performance Period may not exceed $5,000,000.

ARTICLE 6.PAYMENT OF AWARDS

6.1Continued Employment

Except as otherwise provided by this Article 6, to be eligible to be considered for a Supplemental Award for the 2018 Performance Period, a Participant must be actively employed by the Company on the Form 10-K Filing Date.

6.2Termination During the Performance Period

In the event a Participant’s employment is terminated during the 2018 Performance Period, whether by the Company or the Participant, for any reason (including, but not limited to the Participant’s death or Disability) other than as part of a divestiture by the Company, the Participant will not be eligible to be considered for a Supplemental Award for the 2018 Performance Period.

If the termination during the 2018 Performance Period is part of a divestiture by the Company, the Participant will be eligible to be considered for a pro-rata Supplemental Award paid by the Company based on the number of days during the Performance Period before the date of the divestiture only if the successor company has not agreed to accept liability for the Supplemental

Award.  The amount of any pro-rata Supplemental Award will be calculated as a percentage.  The numerator will be the number of days during the Performance Period during which the Participant was employed by the Company prior to the divestiture, and the denominator of which is 365 days.

6.3Termination After Performance Period and Prior to Form 10-K Filing Date

In the event that a Participant is terminated by the Company for Cause after the end of the Performance Period, but before the Form 10-K Filing Date, the Participant will not be eligible to be considered for a Supplemental Award for the Performance Period.

In the event that a Participant is terminated by the Company after the end of the Performance Period and prior to the Form 10-K Filing Date for any reason other than Cause, the Participant will be eligible to be considered for a Supplemental Award for the Performance Period, based on certification by the Committee as set forth in Section 5.2 and subsequent management discretion with respect to the Participant’s performance in the Performance Period.  If the termination is part of a divestiture by the Company, the Participant will be eligible to be considered for a Supplemental Award paid by the Company only if the successor company has not agreed to accept liability for the Supplemental Award.

In the event that a Participant voluntarily terminates his or her employment with the Company after the end of the Performance Period and prior to the Form 10-K Filing Date for any reason other than the death or Disability of the Participant, the Participant will not be eligible to be considered for a Supplemental Award for the Performance Period.

In the event of the death or Disability of a Participant after the end of the Performance Period and prior to the Form 10-K Filing Date, the Participant will be eligible to be considered for a Supplemental Award for the Performance Period, based on certification by the Committee as set forth in Section 5.2 and subject to subsequent management discretion with respect to the Participant’s performance in the Performance Period.

6.4Forfeiture

If, at any time, a Participant breaches his or her Employee Agreement or performs any act or engages in any activity which the CEO, in the case of all Participants other than the CEO, or the Committee, in the case of the CEO, determines is inimical to the best interests of Kodak, the Participant will forfeit all of his or her Supplemental Award.

ARTICLE 7.ADMINISTRATION

This Administrative Guide shall be administered by the Committee.  The Committee is authorized to interpret, construe and implement the Administrative Guide, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary, appropriate or advisable for its administration.  Any determination by the Committee in carrying out, administering or construing this Administrative Guide will be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.

ARTICLE 8.MISCELLANEOUS

8.1.Termination/Amendment

The Committee may amend, suspend or terminate this Administrative Guide in whole or in part at any time and for any reason, with or without prior notice.  In addition, the Committee, or any person to whom the Committee has delegated the requisite authority, may, at any time and from time to time, amend this Administrative Guide in any manner and for any reason.

8.2     Section 409A Compliance

Notwithstanding Section 10.9 of the Plan, the Supplemental Awards described in this Administrative Guide for the Performance Period are intended to comply with Section 409A of the Code to the extent such arrangements are subject to that law, and the Plan and this Administrative Guide shall be interpreted and administered accordingly.

8.3Participant’s Rights Unsecured

The amounts payable under the Plan pursuant to this Administrative Guide will be unfunded, and the right of any Participant or his or her estate to receive payment under this Administrative Guide will be an unsecured claim against the general assets of the Company.

8.4No Guarantee of Tax Consequences

No person connected with the Plan or this Administrative Guide in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan or this Administrative Guide, or paid to or for the benefit of a Participant under the Plan or this Administrative Guide, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan pursuant to this Administrative Guide.

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APPENDIX A

CONFIDENTIAL - DO NOT DISTRIBUTE

•	Performance Gate(s):
o	Compliance with covenants
•	Performance Goal Weightings:
o	Individual Management by Objectives (MBOs)*: 60%
o	Total Company Financial Performance (as defined for and determined under the EXCEL/KVP Plan for 2018 Performance Period in which the Participant participates): 40%

*

A Participant’s individual MBOs are set forth in an individual ‘plan overview’ for that Participant, which shall be considered part of this Appendix for that Participant.  Leaders will have the ability to adjust any Participant’s MBOs throughout the 2018 Performance Period as strategic priorities shift.

2018 SUPPLEMENTAL AWARDS

PLAN OVERVIEW

This Plan Overview has been developed for the following Participant:
Employee Name:
DIVISION:
PERFORMANCE PERIOD:	January 1, 2018 - December 31, 2018

Purpose

The purpose of this document is to provide an overview of your Supplemental Award for the 2018 Performance Period under the Eastman Kodak Company Executive Compensation for Excellence and Leadership (EXCEL) Plan (“Plan”).  More information about your Supplemental Award is available in the Supplemental Plan Administrative Guide, delivered with this individual plan document.

Overview of Plan

The Supplemental Awards are designed to incentivize critical resources for the successful execution of pre-identified goals aligned to the 2018 ‘value drivers’ for the Company, and to provide greater line-of-sight for a payout opportunity under the Plan.  Payment of the Supplemental Award is conditional on the satisfaction of the Performance Gate and is based on Performance Goals outlined in this overview.  Your Supplemental Award is in addition to any other Award you may receive under the Plan or other variable pay plan of the Company for the 2018 Performance Period.

Key Compensation Elements

Base Salary
Variable %
Target Award

Plan Metrics	Metric Weighting	Plan Target Incentive
Performance Gate[1]
Compliance with Covenants
Performance Goals
Total Company Financial Performance[2]	40%	100%
Individual Management by Objectives (MBOs)[3]	60%	100%
Total	100%	100%

[1]	The Performance Gate must be satisfied before any payout can be made.

[2]	Total Company Financial Performance will be based on your EXCEL/KVP Company financial metrics.

[3]

Your respective ELT member will provide you with detailed information on your MBOs, which will be considered part of your plan overview.  ELT, at their discretion, may adjust MBOs during the 2018 Performance Period if strategic priorities shift.  Any change requires CHRO and respective ELT approval.